Exhibit 99.1
Ambac Reports Fourth Quarter 2020 Results
•Net Loss of $14 million or $0.31 per diluted share and Adjusted Earnings(1) of $4 million or $0.08 per diluted share for the Quarter Ended December 31, 2020
•Book Value per Share increased $0.98 to $23.57 and Adjusted Book Value per Share increased $0.61 to $20.05 from September 30, 2020 to December 31, 2020
NEW YORK, NY, March 1, 2021 (BUSINESS WIRE) -- Ambac Financial Group, Inc. (NYSE: AMBC) ("Ambac"), a financial services holding company, today reported a Net Loss attributable to common stockholders of $14 million or $0.31 per diluted share and Adjusted Earnings(1) of $4 million or $0.08 per diluted share for the quarter ended December 31, 2020. This compares to a Net Loss attributable to common stockholders of $108 million or $2.33 per diluted share and an Adjusted Loss of $93 million or $2.01 per diluted share in the third quarter of 2020. Book Value per Share increased $0.98 to $23.57 and Adjusted Book Value per Share(1) increased $0.61 to $20.05 from September 30, 2020, to December 31, 2020.
Results for the fourth quarter of 2020 as compared to the third quarter of 2020 were favorably impacted by a decrease in loss and loss expenses incurred and higher net investment income. Fourth quarter 2020 results were not impacted by the previously announced acquisition of 80% of the membership interests of each of Xchange Benefits, LLC and Xchange Affinity Underwriting Agency, LLC (collectively, "Xchange") due to the closing having occurred on December 31, 2020.
Claude LeBlanc, President and Chief Executive Officer, stated, “Our results for the fourth quarter of 2020 reflect our steadfast focus on executing our strategic priorities through the challenges and uncertainties we faced in 2020." Mr LeBlanc continued, "Our results this quarter included, among other things, the execution of additional de-risking transactions, further deleveraging our risk profile and material advancement of our three pillar platform diversification strategy, in each case furthering our goal of increasing long-term value for our shareholders."

Ambac's Fourth Quarter 2020 Summary Results
			Better (Worse)
($ in millions, except per share data)	4Q2020	3Q2020	Amount	Percent
Net premiums earned	$18	$15	$3	22%
Net investment income	53	37	16	43%
Net realized investment gains (losses)	2	2	—	(21)%
Net gains (losses) on derivative contracts	12	7	5	76%
Losses and loss expenses (benefit)	9	83	75	89%
Operating expenses	26	23	(3)	(13)%
Interest expense	50	50	—	(1)%
Insurance intangible amortization	16	14	(2)	(18)%
Provision for income taxes	2	—	(2)	(2,249)%
Net income (loss) attributable to Common Stockholders	(14)	(108)	93	87%
Net income (loss) per diluted share	$(0.31)	$(2.33)	$2.02	87%
Adjusted earnings (loss) [1]	4	(93)	97	104%
Adjusted earnings (loss) per diluted share [1]	$0.08	$(2.01)	$2.09	104%
Total Ambac Financial Group, Inc. stockholders' equity	1,080	1,035	45	4%
Total Ambac Financial Group, Inc. stockholders' equity per share	$23.57	$22.59	$0.98	4%
Adjusted book value [1]	919	891	28	3%
Adjusted book value per share [1]	$20.05	$19.44	$0.61	3%
Weighted-average diluted shares outstanding (in millions)	46	46	—	—%
(1) See Non-GAAP Financial Data section of this press release for further information.
(2) Some financial data in this press release may not add up due to rounding

Ambac's 2020 Summary Results
			Better (Worse)
($ in millions, except per share data)	2020	2019	Amount	Percent
Net premiums earned	$54	$66	$(12)	(18)%
Net investment income	122	227	(106)	(46)%
Net realized investment gains (losses)	22	81	(59)	(73)%
Net gains (losses) on derivative contracts	(50)	(50)	—	—%
Other income (expense)	3	134	(132)	(98)%
Income (loss) on Variable Interest Entities ("VIEs")	5	38	(32)	(85)%
Losses and loss expenses (benefit)	225	13	(212)	(1,646)%
Operating expenses	92	103	10	10%
Interest expense	222	269	47	17%
Insurance intangible amortization	57	295	239	81%
Provision for income taxes	(3)	32	35	108%
Net income (loss) attributable to Common Stockholders	(437)	(216)	(221)	(103)%
Net income (loss) per diluted share	$(9.47)	$(4.69)	$(4.78)	(102)%
Adjusted earnings (loss) [1]	(378)	66	(444)	(670)%
Adjusted earnings (loss) per diluted share [1]	$(8.19)	$1.44	$(9.63)	(669)%
Total Ambac Financial Group, Inc. stockholders' equity	1,080	1,477	(397)	(27)%
Total Ambac Financial Group, Inc. stockholders' equity per share	$23.57	$32.41	$(8.84)	(27)%
Adjusted book value [1]	919	1,313	(395)	(30)%
Adjusted book value per share [1]	$20.05	$28.83	$(8.78)	(30)%
Weighted-average diluted shares outstanding (in millions)	46	46	—	—%

Net Premiums Earned
During the fourth quarter of 2020, net premiums earned were $18 million compared to $15 million in the third quarter of 2020, including accelerated premiums earned of $7 million in the fourth quarter of 2020 compared to $5 million in the third quarter of 2020. The increase in accelerated premiums earned were driven by the proactive termination of an international credit during the fourth quarter of 2020.
Net Investment Income and Net Realized Investment Gains
Net investment income for the fourth quarter of 2020 was $53 million compared to $37 million for the third quarter of 2020. Net investment income includes interest and net discount accretion on fixed maturity securities classified as available-for-sale and net gains on pooled investment funds, including changes in fair value of the funds' net assets.
Net investment income in the fourth quarter of 2020 was driven by gains on pooled investment funds of $28 million compared to gains of $13 million for the third quarter of 2020. Ambac's portfolio of pooled funds, including hedge funds, primarily consist of investments in asset-backed securities, equities, high-yield, leveraged loans, emerging markets debt and private credit. Gains in the fourth quarter of 2020 reflect overall strong equity and credit markets during the fourth quarter compared to the third quarter of 2020.
Losses and Loss Expenses and Loss Reserves
Losses and loss expenses ("Insured Losses") for the fourth quarter of 2020 were $9 million, compared to $83 million for the third quarter of 2020.

The following table provides Insured Losses (Benefit) by bond type for the three-month periods ended December 31, 2020 and September 30, 2020:

	Three Months Ended
($ in millions)	December 31, 2020	September 30, 2020
RMBS	$15	$27
Domestic public finance	(7)	43
Student loan	—	6
Ambac UK and other credits	1	8
Total losses and loss expenses	$9	$83
RMBS Insured Losses of $15 million in the fourth quarter of 2020, were due to incremental loss expenses driven by increased representation and warranty litigation costs, partially offset by the favorable impact of higher discount rates. The RMBS Insured Losses of $27 million in the third quarter of 2020 were the result of higher expected losses, driven by the global recession as a result of the COVID-19 pandemic, and incremental loss expenses driven by increased representation and warranty litigation costs.
Domestic public finance Insured Benefit of $7 million in the fourth quarter of 2020, was driven by the favorable impact of higher discount rates and positive credit developments, partially offset by an increase in Puerto Rico reserves resulting from assumption changes. Domestic public finance Insured Losses in third quarter of 2020, were $43 million largely due to an increase in Puerto Rico reserves related to higher loss expenses and assumption changes.
During the fourth quarter of 2020 Insured Losses paid (net of reinsurance) were $11 million including $41 million of loss and expense payments, partially offset by $30 million of subrogation received. During the third quarter of 2020, Insured Losses paid (net of reinsurance) were $77 million including $109 million of loss and expense payments, partially offset by $32 million of subrogation received. The decrease in losses paid in the fourth quarter relative to the third quarter related to claim payments on Puerto Rico insured bonds made in the third quarter of 2020.
Loss and loss expense reserves (gross of reinsurance) were $(397) million at December 31, 2020, and $(393) million at September 30, 2020, which were net of $1.751 billion and $1.757 billion, respectively, of estimated subrogation recoveries related to AAC's pursuit of legal remedies to seek redress for breaches of RMBS representations and warranties.
The following table provides loss and loss expense reserves (gross of reinsurance) by bond type at December 31, 2020, and September 30, 2020:

($ in millions)	December 31, 2020	September 30, 2020
RMBS	$(1,446)	$(1,462)
Domestic public finance	724	736
Student loans	234	233
Ambac UK and other credits	23	20
Loss expenses	68	80
Total loss and loss expense reserves	$(397)	$(393)
Net Gains (Losses) on Derivative Contracts
Net gains on derivative contracts of $12 million for the fourth quarter of 2020 compared to $7 million for the third quarter of 2020 were driven by positive counterparty credit adjustments and higher forward interest rates. The interest rate derivatives portfolio is positioned to benefit from rising interest rates as a partial hedge against interest rate exposure in AAC's insured and investment portfolios.

Expenses
Operating expenses for the fourth quarter of 2020 were $26 million compared to $23 million in the third quarter of 2020. The increase in operating expenses was primarily due to higher variable compensation costs and transaction costs related to the Xchange acquisition.
Interest expense was $50 million in both the fourth and third quarters of 2020.
Total Ambac Financial Group, Inc. Stockholders' Equity
Stockholders’ equity at December 31, 2020, increased 4% to $1.08 billion, or $23.57 per share compared to $1.03 billion or $22.59 per share as of September 30, 2020, driven by an increase in foreign exchange translation gains of $43 million and net unrealized gains on securities of $15 million, partially offset by the net loss of $14 million.
Financial Guarantee Insured Portfolio
The financial guarantee insurance portfolio net par amount outstanding declined 2.5% during the quarter ended December 31, 2020, to $33.9 billion from $34.8 billion at September 30, 2020.
The insured portfolio decreased $0.9 billion primarily due to natural runoff and active de-risking partially offset by the weakening of the U.S. dollar causing an increase of $0.6 billion.
Adversely Classified and Watch List Credits decreased in the fourth quarter of 2020 by $0.4 billion or 3% to $13.2 billion at December 31, 2020, from $13.5 billion at September 30, 2020, due to natural runoff and de-risking activity.
Details of financial guarantee insurance portfolio are highlighted in the below table.

Net Par Outstanding	December 31, 2020	September 30, 2020
By Sector:
Public finance	45%	46%
Structured Finance	19%	19%
International	36%	35%
By Financial Guarantor:
Ambac Assurance	67%	68%
Ambac UK	33%	32%
Execution of Ambac platform diversification strategy
During the fourth quarter of 2020 and early 2021, Ambac executed under its platform diversification, three pillar strategy which consists of (I) specialty program insurance, (II) managing general agency/underwriting, and (III) other insurance and insurance related businesses, that meet preestablished criteria and that are expected to generate long-term stockholder value with attractive risk-adjusted returns.
Under Pillar I of this strategy, Ambac launched Everspan Group, a specialty participatory fronting program insurance business, following the announcement of Everspan Group's receipt of an AM Best Financial Strength Rating of A-(Excellent) on February 10, 2021.
Under Pillar II, Ambac acquired 80% of the membership interests of Xchange on December 31, 2020. Xchange is a specialty property and casualty Managing General Underwriter and represented Ambac's first acquisition under this strategic pillar. In conjunction with the acquisition, goodwill of $46 million and estimated fair values of identifiable intangible assets acquired of $36 million were recorded.
Other Events
In the first quarter of 2021, Ambac completed exchanges whereby AAC acquired 100% of the notes issued by, and the equity interests in, the Corolla Trust, a Delaware statutory trust formed by Ambac in 2014, in exchange for AAC issued 5.1% senior surplus notes. Subsequently, the Corolla Trust was dissolved and the junior surplus note that had been deposited in the Corolla Trust by Ambac in 2014 was canceled. AAC also acquired the remaining 5.1% junior surplus notes issued by AAC in exchange for its 5.1% senior surplus notes. As a result of these transactions, AAC reduced its nominal debt and accrued interest outstanding by approximately $76 million.

Non-GAAP Financial Data
In addition to reporting Ambac’s quarterly financial results in accordance with GAAP, the Company currently reports two non-GAAP financial measures: Adjusted Earnings and Adjusted Book Value. The most directly comparable GAAP measures are net income attributable to common stockholders for Adjusted Earnings and Total Ambac Financial Group, Inc. stockholders’ equity for Adjusted Book Value. A non-GAAP financial measure is a numerical measure of financial performance or financial position that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP. We are presenting these non-GAAP financial measures because they provide greater transparency and enhanced visibility into the underlying drivers of our business. Adjusted Earnings and Adjusted Book Value are not substitutes for the Company’s GAAP reporting, should not be viewed in isolation and may differ from similar reporting provided by other companies, which may define non-GAAP measures differently.
Ambac has a significant U.S. tax net operating loss (“NOL”) that is offset by a full valuation allowance in the GAAP consolidated financial statements. As a result of this and other considerations, we utilized a 0% effective tax rate for non-GAAP adjustments; which is subject to change.
The following paragraphs define each non-GAAP financial measure and describe why it is useful. A reconciliation of the non-GAAP financial measure and the most directly comparable GAAP financial measure is also presented below.
Adjusted Earnings (Loss). Adjusted Earnings (Loss) is defined as net income (loss) attributable to common stockholders, as reported under GAAP, adjusted on an after-tax basis for the following:
•Non-credit impairment fair value (gain) loss on credit derivatives: Elimination of the non-credit impairment fair value gains (losses) on credit derivatives, which is the amount in excess of the present value of the expected estimated credit losses. Such fair value adjustments are affected by, and in part fluctuate with changes in market factors such as interest rates and credit spreads, including the market’s perception of Ambac’s credit risk (“Ambac CVA”), and are not expected to result in an economic gain or loss. These adjustments allow for all financial guarantee contracts to be accounted for consistent with the Financial Services – Insurance Topic of ASC, whether or not they are subject to derivative accounting rules.
•Insurance intangible amortization: Elimination of the amortization of the financial guarantee insurance intangible asset that arose as a result of Ambac’s emergence from bankruptcy and the implementation of Fresh Start reporting. This adjustment ensures that all financial guarantee contracts are accounted for consistent with the provisions of the Financial Services – Insurance Topic of the ASC.
•Foreign exchange (gains) losses: Elimination of the foreign exchange gains (losses) on the re-measurement of assets, liabilities and transactions in non-functional currencies. This adjustment eliminates the foreign exchange gains (losses) on all assets, liabilities and transactions in non-functional currencies, which enables users of our financial statements to better view the results without the impact of fluctuations in foreign currency exchange rates and facilitates period-to-period comparisons of Ambac's operating performance.
Adjusted Earnings was $4 million, or $0.08 per diluted share, for the fourth quarter 2020 as compared to Adjusted Loss of $93 million or $2.01 per diluted share, for the third quarter of 2020.

The following table reconciles net income (loss) attributable to common stockholders to the non-GAAP measure, Adjusted Earnings (Loss), for the three-month periods ended December 31, 2020, and September 30, 2020, respectively:

	Three Months Ended
	December 31, 2020		September 30, 2020
($ in millions, other than per share data)	$ Amount	Per Diluted Share	$ Amount	Per Diluted Share
Net income (loss) attributable to common stockholders	$(14)	$(0.31)	$(108)	$(2.33)
Adjustments:
Non-credit impairment fair value (gain) loss on credit derivatives	(1)	(0.01)	—	—
Insurance intangible amortization	16	0.34	14	0.29
Foreign exchange (gains) losses	3	0.06	1	0.03
Adjusted Earnings (loss)	$4	$0.08	$(93)	$(2.01)
Weighted-average diluted shares outstanding (in millions)		46.2		46.2
Adjusted Book Value. Adjusted Book Value is defined as Total Ambac Financial Group, Inc. stockholders’ equity as reported under GAAP, adjusted for after-tax impact of the following:
•Non-credit impairment fair value losses on credit derivatives: Elimination of the non-credit impairment fair value loss on credit derivatives, which is the amount in excess of the present value of the expected estimated economic credit loss. GAAP fair values are affected by, and in part fluctuate with, changes in market factors such as interest rates, credit spreads, including Ambac’s CVA that are not expected to result in an economic gain or loss. These adjustments allow for all financial guarantee contracts to be accounted for within Adjusted Book Value consistent with the provisions of the Financial Services—Insurance Topic of the ASC, whether or not they are subject to derivative accounting rules.
•Insurance intangible asset: Elimination of the financial guarantee insurance intangible asset that arose as a result of Ambac’s emergence from bankruptcy and the implementation of Fresh Start reporting. This adjustment ensures that all financial guarantee contracts are accounted for within Adjusted Book Value consistent with the provisions of the Financial Services—Insurance Topic of the ASC.
•Net unearned premiums and fees in excess of expected losses: Addition of the value of the unearned premium revenue ("UPR") on financial guarantee contracts, in excess of expected losses, net of reinsurance. This non-GAAP adjustment presents the economics of UPR and expected losses for financial guarantee contracts on a consistent basis. In accordance with GAAP, stockholders’ equity reflects a reduction for expected losses only to the extent they exceed UPR. However, when expected losses are less than UPR for a financial guarantee contract, neither expected losses nor UPR have an impact on stockholders’ equity. This non-GAAP adjustment adds UPR in excess of expected losses, net of reinsurance, to stockholders’ equity for financial guarantee contracts where expected losses are less than UPR.
•Net unrealized investment (gains) losses in Accumulated Other Comprehensive Income: Elimination of the unrealized gains and losses on the Company’s investments that are recorded as a component of accumulated other comprehensive income (“AOCI”). The AOCI component of the fair value adjustment on the investment portfolio may differ from realized gains and losses ultimately recognized by the Company based on the Company’s investment strategy. This adjustment only allows for such gains and losses in Adjusted Book Value when realized.
Adjusted Book Value was $0.92 billion, or $20.05 per share, at December 31, 2020, as compared to $0.89 billion, or $19.44 per share, at September 30, 2020. The increase in Adjusted Book Value for the fourth quarter of 2020 was primarily attributable to the impact of changes in foreign exchange rates.

The following table reconciles Total Ambac Financial Group, Inc. stockholders’ equity to the non-GAAP measure Adjusted Book Value as of each date presented:

	December 31, 2020		September 30, 2020
($ in millions, other than per share data)	$ Amount	Per Share	$ Amount	Per Share
Total AFGI Stockholders' Equity (Deficit)	$1,080	$23.57	$1,035	$22.59
Adjustments:
Non-credit impairment fair value losses on credit derivatives	—	0.01	1	0.02
Insurance intangible asset	(373)	(8.14)	(383)	(8.36)
Net unearned premiums and fees in excess of expected losses	378	8.24	389	8.50
Net unrealized investment (gains) losses in Accumulated Other Comprehensive Income	(166)	(3.63)	(152)	(3.31)
Adjusted book value	$919	$20.05	$891	$19.44
Shares outstanding (in millions)		45.8		45.8
Earnings Call and Webcast
On March 2, 2021 at 8:30am ET, Claude LeBlanc, President and Chief Executive Officer, and David Trick, Executive Vice President and Chief Financial Officer, will discuss Ambac's fourth quarter 2020 results and provide additional details and updates on Ambac's three pillar platform diversification strategy during a conference call. A live audio webcast of the call will be available through the Investor Relations section of Ambac’s website, https://ambac.com/investor-relations/events-and-presentations/events/. Participants may also listen via telephone by dialing (877) 407-9716 (Domestic) or (201) 493-6779 (International).
The webcast will be archived on Ambac's website. A replay of the call will be available through March 17, 2021, and can be accessed by dialing (Domestic) (844) 512-2921 or (International) (412) 317-6671; and using ID#13698844
Please note that we will conduct the earnings call from remote locations.  In the event of a technical disruption in telecommunications, we may need to terminate the call early.  Should that happen, we will provide a complete audio recording of our prepared remarks on Ambac's website and, as always, accept questions through our Investor Relations department.
Additional information is included in an operating supplement and presentations at Ambac's website at www.ambac.com.
About Ambac
Ambac Financial Group, Inc. (“Ambac” or “AFG”), headquartered in New York City, is a financial services holding company. Ambac's subsidiaries include: Ambac Assurance Corporation and Ambac Assurance UK Limited, financial guarantee insurance companies currently in runoff; Everspan Indemnity Insurance Company and Everspan Insurance Company, specialty property & casualty program insurers; and Xchange Benefits, LLC and Xchange Affinity Underwriting Agency, LLC, property & casualty Managing General Underwriters. Ambac’s common stock trades on the New York Stock Exchange under the symbol “AMBC”. The Amended and Restated Certificate of Incorporation of Ambac contains substantial restrictions on the ability to transfer Ambac’s common stock. Subject to limited exceptions, any attempted transfer of common stock shall be prohibited and void to the extent that, as a result of such transfer (or any series of transfers of which such transfer is a part), any person or group of persons shall become a holder of 5% or more of Ambac’s common stock or a holder of 5% or more of Ambac’s common stock increases its ownership interest. Ambac is committed to providing timely and accurate information to the investing public, consistent with our legal and regulatory obligations. To that end, we use our website to convey information about our businesses, including the anticipated release of quarterly financial results, quarterly financial, statistical and business-related information. For more information, please go to www.ambac.com.
Contact
Lisa A. Kampf
Managing Director, Investor Relations
(212) 208-3177
lkampf@ambac.com

Forward-Looking Statements
In this press release, statements that may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “estimate,” “project,” “plan,” “believe,” “anticipate,” “intend,” “planned,” “potential” and similar expressions, or future or conditional verbs such as “will,” “should,” “would,” “could,” and “may,” or the negative of those expressions or verbs, identify forward-looking statements. We caution readers that these statements are not guarantees of future performance. Forward-looking statements are not historical facts but instead represent only our beliefs regarding future events, which may by their nature be inherently uncertain and some of which may be outside our control. These statements may relate to plans and objectives with respect to the future, among other things which may change. We are alerting you to the possibility that our actual results may differ, possibly materially, from the expected objectives or anticipated results that may be suggested, expressed or implied by these forward-looking statements. Important factors that could cause our results to differ, possibly materially, from those indicated in the forward-looking statements include, among others, those discussed under “Risk Factors” in our most recent SEC filed quarterly or annual report.
Any or all of management’s forward-looking statements here or in other publications may turn out to be incorrect and are based on management’s current belief or opinions. Ambac’s actual results may vary materially, and there are no guarantees about the performance of Ambac’s securities. Among events, risks, uncertainties or factors that could cause actual results to differ materially are: (1) the highly speculative nature of AFG’s common stock and volatility in the price of AFG’s common stock; (2) Ambac's inability to realize the expected recoveries, including RMBS litigation recoveries, included in its financial statements which would have a materially adverse effect on Ambac Assurance Corporation's ("AAC") financial condition and may lead to regulatory intervention; (3) failure to recover claims paid on Puerto Rico exposures or realization of losses in amounts higher than expected; (4) increases to loss and loss expense reserves; (5) inadequacy of reserves established for losses and loss expenses and possibility that changes in loss reserves may result in further volatility of earnings or financial results; (6) uncertainty concerning the Company’s ability to achieve value for holders of its securities, whether from AAC and its subsidiaries or from transactions or opportunities apart from AAC and its subsidiaries, including new business initiatives relating to the specialty property and casualty program insurance business, the managing general agency/underwriting business, or related businesses; (7) potential of rehabilitation proceedings against AAC; (8) increased fiscal stress experienced by issuers of public finance obligations or an increased incidence of Chapter 9 filings or other restructuring proceedings by public finance issuers, including an increased risk of loss on revenue bonds of distressed public finance issuers due to judicial decisions adverse to revenue bond holders; (9) our inability to mitigate or remediate losses, commute or reduce insured exposures or achieve recoveries or investment objectives, or the failure of any transaction intended to accomplish one or more of these objectives to deliver anticipated results; (10) insufficiency or unavailability of collateral to pay secured obligations; (11) credit risk throughout Ambac’s business, including but not limited to credit risk related to residential mortgage-backed securities, student loan and other asset securitizations, public finance obligations and exposures to reinsurers; (12) the impact of catastrophic environmental or natural events, including catastrophic public health events like the COVID-19 pandemic, on significant portions of our insured and investment portfolios; (13) credit risks related to large single risks, risk concentrations and correlated risks; (14) the risk that Ambac’s risk management policies and practices do not anticipate certain risks and/or the magnitude of potential for loss; (15) risks associated with adverse selection as Ambac’s insured portfolio runs off; (16) Ambac’s substantial indebtedness could adversely affect its financial condition and operating flexibility; (17) Ambac may not be able to obtain financing or raise capital on acceptable terms or at all due to its substantial indebtedness and financial condition; (18) Ambac may not be able to generate the significant amount of cash needed to service its debt and financial obligations, and may not be able to refinance its indebtedness; (19) restrictive covenants in agreements and instruments may impair Ambac’s ability to pursue or achieve its business strategies; (20) adverse effects on operating results or the Company’s financial position resulting from measures taken to reduce risks in its insured portfolio; (21) disagreements or disputes with Ambac's insurance regulators; (22) default by one or more of Ambac's portfolio investments, insured issuers or counterparties; (23) loss of control rights in transactions for which we provide insurance due to a finding that Ambac has defaulted; (24) adverse tax consequences or other costs resulting from the characterization of the AAC’s surplus notes or other obligations as equity; (25) risks attendant to the change in composition of securities in the Ambac’s investment portfolio; (26) adverse impacts from changes in prevailing interest rates; (27) our results of operation may be adversely affected by events or circumstances that result in the impairment of our intangible assets and/or goodwill that was recorded in connection with Ambac’s acquisition of 80% of the membership interests of Xchange; (28) risks associated with the expected discontinuance of the London Inter-Bank Offered Rate; (29) factors that may negatively influence the amount of installment premiums paid to the Ambac; (30) market risks impacting assets in the Ambac’s investment portfolio or the value of our assets posted as collateral in respect of interest rate swap transactions; (31) risks relating to determinations of amounts of impairments taken on investments; (32) the risk of litigation and regulatory inquiries or investigations, and the risk of adverse outcomes in connection therewith, which could have a material adverse effect on Ambac’s business, operations, financial position, profitability or cash flows; (33) actions of stakeholders whose interests are not aligned with broader interests of the Ambac's stockholders; (34) system security risks, data protection breaches and cyber attacks; (35) changes in accounting principles or practices that may impact Ambac’s reported financial results; (36) regulatory oversight of Ambac Assurance UK Limited ("Ambac UK") and applicable regulatory restrictions may adversely affect our ability to realize value from Ambac UK or the amount of value we ultimately realize; (37) operational risks, including with respect to internal processes, risk and investment models, systems and employees, and failures in services or products provided by third parties; (38) Ambac’s financial position that may prompt departures of key employees and may impact the its ability to attract qualified executives and employees; (39) fluctuations in foreign currency exchange rates could adversely impact the insured portfolio in the event of loss reserves or claim payments denominated in a currency other than US dollars and the value of non-US dollar denominated securities in our investment portfolio; (40) disintermediation within the insurance industry that negatively impacts our managing general agency/underwriting business; (41) changes in law or in the functioning of the healthcare market that impair the business model of our accident and health managing general underwriter; and (42) other risks and uncertainties that have not been identified at this time.

AMBAC FINANCIAL GROUP, INC. AND SUBSIDIARIES
Consolidated Statements of Income (Loss) (Unaudited)

	Three Months Ended
($ in millions, except share data)	December 31, 2020	September 30, 2020
Revenues:
Net premiums earned	$18	$15
Net investment income:
Securities available-for-sale and short-term	23	24
Other investments	31	14
Total net investment income	53	37
Net realized investment gains	2	2
Net gains (losses) on derivative contracts	12	7
Other income	1	2
Income on variable interest entities	3	—
Total revenues	88	62
Expenses:
Losses and loss expense	9	83
Intangible amortization	16	14
Operating expenses	26	23
Interest expense	50	50
Total expenses	101	170
Pre-tax income (loss)	(12)	(108)
Provision for income taxes	2	—
Net income (loss) attributable to common stockholders	$(14)	$(108)

Net income (loss) per basic share	$(0.31)	$(2.33)
Net income (loss) per diluted share	$(0.31)	$(2.33)

Weighted-average number of common shares outstanding:
Basic	46,181,798	46,178,730
Diluted	46,181,798	46,178,730

AMBAC FINANCIAL GROUP, INC. AND SUBSIDIARIES
Consolidated Statements of Income (Loss) (Unaudited)

	Year Ended December 31,
($ in millions, except share data)	2020	2019
Revenues:
Net premiums earned	$54	$66
Net investment income:
Securities available-for-sale and short-term	103	196
Other investments	19	32
Total net investment income	122	227
Net realized investment gains	22	81
Net gains (losses) on derivative contracts	(50)	(50)
Other income	3	134
Income on variable interest entities	5	38
Total revenues	156	496
Expenses:
Losses and loss expense	225	13
Intangible amortization	57	295
Operating expenses	92	103
Interest expense	222	269
Total expenses	596	680
Pre-tax income (loss)	(440)	(183)
Provision for income taxes	(3)	32
Net income (loss) attributable to common stockholders	$(437)	$(216)

Net income (loss) per basic share	$(9.47)	$(4.69)
Net income (loss) per diluted share	$(9.47)	$(4.69)

Weighted-average number of common shares outstanding:
Basic	46,147,062	45,954,908
Diluted	46,147,062	45,954,908

AMBAC FINANCIAL GROUP, INC. AND SUBSIDIARIES
Consolidated Balance Sheets (Unaudited)

($ in millions, except share data)	December 31, 2020	September 30, 2020
Assets:
Investments:
Fixed maturity securities, at fair value (amortized cost: $2,175 and $2,176)	$2,317	$2,311
Fixed maturity securities pledged as collateral, at fair value (amortized cost: $15 and $0)	15	$—
Short-term investments, at fair value (amortized cost: $492 and $586)	492	586
Short-term investments pledged as collateral, at fair value (amortized cost: $125 and $152)	125	152
Other investments (includes $544 and $453 at fair value)	595	502
Total investments (net of allowance for credit losses of $0 and $0)	3,544	3,551
Cash and cash equivalents	20	37
Restricted cash	13	10
Premiums receivable (net of allowance for credit losses of $17 and $18)	370	372
Reinsurance recoverable on paid and unpaid losses (net of allowance for credit losses of $0 and $0)	33	37
Deferred ceded premium	70	73
Subrogation recoverable	2,156	2,194
Derivative assets	93	95
Current taxes	—	2
Intangible assets	409	383
Other assets	114	60
Variable interest entity assets:
Fixed maturity securities, at fair value	3,354	3,160
Restricted cash	2	2
Loans, at fair value	2,998	2,783
Derivative assets	41	53
Other assets	2	1
Total assets	$13,220	$12,812
Liabilities and Stockholders’ Equity:
Liabilities:
Unearned premiums	$456	$468
Loss and loss expense reserves	1,759	1,801
Ceded premiums payable	27	27
Deferred taxes	24	28
Current taxes	6	—
Long-term debt	2,739	2,737
Accrued interest payable	517	499
Derivative liabilities	114	126
Other liabilities	106	91
Variable interest entity liabilities:
Long-term debt (includes $4,324 and $4,002 at fair value)	4,493	4,169
Derivative liabilities	1,835	1,771
Total liabilities	12,074	11,718
Redeemable noncontrolling interest	7	—
Stockholders’ equity:
Preferred stock, par value $0.01 per share; 20,000,000 shares authorized; issued and outstanding shares—none	—	—
Common stock, par value $0.01 per share; 130,000,000 shares authorized; issued: 45,865,081 and 45,865,081	—	—
Additional paid-in capital	242	240
Accumulated other comprehensive income	79	22
Retained earnings	759	773
Treasury stock, shares at cost: 55,942 and 55,942	(1)	(1)
Total Ambac Financial Group, Inc. stockholders’ equity	1,080	1,035
Nonredeemable noncontrolling interest	60	60
Total stockholders’ equity	1,140	1,095
Total liabilities, redeemable noncontrolling interest and stockholders’ equity	$13,220	$12,812